As filed with the Securities and Exchange Commission on March 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ServiceSource International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-0578975
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

717 17th Street, Suite 500

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

ServiceSource International, Inc. 2011 Equity Incentive Plan

ServiceSource International, Inc. 2011 Employee Stock Purchase Plan

(Full title of the plans)

Robert N. Pinkerton

Chief Financial Officer

ServiceSource International, Inc.

717 17th Street, Suite 500

Denver, Colorado 80202

(720) 889-8500

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Paul Hilton

Hogan Lovells US LLP

1601 Wewatta St., Suite 900

Denver, Colorado 80202

(303) 889-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share:
— To be issued under the 2011 Equity Incentive Plan	3,610,121(2)	$3.645(3)	$13,158,891.05	$1,638,28
— To be issued under the 2011 Employee Stock Purchase Plan	902,530(4)	$3.098(5)	$2,796,263.57	$348.13
TOTAL:	4,512,651		$15,955,154.62	$1,986.41

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2011 Equity Incentive Plan (“2011 Plan”) and the 2011 Employee Stock Purchase Plan (“2011 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Reflects an automatic annual increase on January 1, 2018 to the number of shares of the Registrant’s common stock reserved for issuance under the 2011 Plan, which annual increase is provided for in the 2011 Plan.
(3)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $3.645, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 1, 2018.
(4)	Reflects an automatic annual increase on January 1, 2018 to the number of shares of the Registrant’s common stock reserved for issuance under the 2011 ESPP, which annual increase is provided for in the 2011 ESPP.
(5)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of $3.645, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 1, 2018. Pursuant to the 2011 ESPP, the purchase price of the shares of common stock will be 85% of the lower of the fair market value of the common stock on the first trading day of the offering period or on the last day of the offering period.

EXPLANATORY NOTE

The shares of common stock being registered pursuant to this registration statement on Form S-8 are additional securities of the same class as other securities for which registration statements (Nos. 333-173116, 333-181104, 333-188652, 333-194440, 333-202809, 333-210014, and 333-216472) on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2011, May 2, 2012, May 16, 2013, March 10, 2014, March 17, 2015, March 8, 2016, and March 6, 2017, respectively. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this registration statement, except that the provisions contained in Parts I and II of such earlier registration statements are modified as set forth in this registration statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of this Registration Statement on Form S-8 (the “Registration Statement”) will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission and the instructions to the Registration Statement, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

ServiceSource International, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K (File No. 001-35108) for its fiscal year ended December 31, 2017, filed with the Commission on March 2, 2018 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35108) filed with the Commission on March 23, 2011, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference Herein
Exhibit Number	Description	Exhibit	Form/File No.	Filing Date

4.1	Specimen common stock certificate of the Registrant	4.3	Form S-1/A (No. 333-171271)	March 11, 2011

5.1	Opinion of Hogan Lovells US LLP

10.1	2011 Equity Incentive Plan and forms of agreements thereunder	4.4	Form S-8 (No. 333-173116)	March 28, 2011

10.2	2011 Equity Incentive Plan form of Restricted Stock Award Agreement	10.1	Form 8-K (No. 001-35108)	February 10, 2012

10.3	2011 Employee Stock Purchase Plan and form of agreement thereunder	4.5	Form S-8 (No. 333-173116)	March 28, 2011

23.1	Consent of Independent Registered Public Accounting Firm – Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP

23.3	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 2, 2018.

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Christopher M. Carrington
Christopher M. Carrington
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert N. Pinkerton and Patricia A. Elias, and each of them, as his or her true and lawful attorneys-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Christopher M. Carrington Christopher M. Carrington	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2018

/s/ Robert N. Pinkerton Robert N. Pinkerton	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2018

/s/ Robert G. Ashe Robert G. Ashe	Director	March 2, 2018

/s/ Bruce W. Dunlevie Bruce W. Dunlevie	Director	March 2, 2018

/s/ Thomas F. Mendoza Thomas F. Mendoza	Director	March 2, 2018

/s/ Gary B. Moore Gary B. Moore	Director	March 2, 2018

/s/ Madhu Ranganathan Madhu Ranganathan	Director	March 2, 2018

/s/ Barry D. Reynolds Barry D. Reynolds	Director	March 2, 2018

/s/ Rich Walker Rich Walker	Director	March 2, 2018